Exhibit 10.7.1
AMENDMENT NO. 2 TO
SUBORDINATED CONVERTIBLE NOTE AGREEMENT
     This AMENDMENT NO. 2 TO SUBORDINATED CONVERTIBLE NOTE AGREEMENT (this “Amendment”) is dated as of March 30, 2007 and entered into by and between Cardica, Inc., a Delaware corporation (“Company”), and Century Medical, Inc. (“Century”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Note Agreement (as defined below).
RECITALS
     WHEREAS, the Company and Century have entered into that certain Convertible Note Agreement dated as of June 16, 2003, as amended by Amendment No. 1 to Subordinated Convertible Note Agreement dated August 6, 2003 (collectively, the “Note Agreement”);
     WHEREAS, Pursuant to the terms of the Note Agreement and the Note issued thereunder, the Company has borrowed from Century $3,000,000.00 which is scheduled to mature on June 17, 2008;
     WHEREAS, Century has not exercised its right under the Note Agreement to convert the Note into common shares of the Company, and such right has expired according to its terms;
     WHEREAS, the Company has requested an extension of the Maturity Date of the Note to allow the Company to repay the Loan in installments through June 17, 2010;
     WHEREAS, the Company and Century desire to amend the Note Agreement in accordance with the terms hereof to (i) extend the Maturity Date of the Note, (ii) increase the interest rate for the period from June 18, 2008 until the Maturity Date, (iii) conform the Note Agreement to reflect the extinguishment of Senior Indebtedness (as defined therein) and the expiration of Century’s right to convert the Note, and (iv) make certain conforming and clarifying changes and other amendments as set forth below;
     WHEREAS, Company and Century desire to amend that certain Distribution Agreement dated as of June 16, 2003, by entering into that certain First Amendment to Distribution Agreement of even date herewith (collectively, the “Amended Distribution Agreement”);
     WHEREAS, Upon the execution of this Amendment and the First Amendment to Distribution Agreement, Company shall issue to Century an amended and restated note pursuant to this Amendment, on the terms and conditions set forth herein all as more fully described below; and
     WHEREAS, the Company and Century desire to make certain representations, warranties, covenants and agreements in connection with entering into this Amendment and desire to prescribe certain conditions precedent to this Amendment;
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1. AMENDMENTS TO THE NOTE AGREEMENT
1.1 Amendments to Article 1: Description of Note and Commitment.
     A. Amendment to Section 1.2(a). Section 1.2(a) of the Note Agreement is hereby deleted in its entirety and replaced with the following provision:
“(a) Interest. The Loan shall bear interest from the Disbursement Date (as defined in Section 2.1) on the unpaid principal amount thereof until the earlier to occur of an Event of Default or the Maturity Date, at a rate per annum equal to: (i) five percent (5%) from the Disbursement Date until June 17, 2008; and (ii) six percent (6%) from June 18, 2008.”
     B. Amendment to Section 1.4. Section 1.4 of the Note Agreement is hereby amended by deleting subsection (b) therein in its entirety and replacing the following therefor:
“(b) Loan Payment. The Company shall repay the outstanding principal amount of the Loan in two installments in the amounts and on the Repayment Dates set forth on the attached Principal Repayment Schedule, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; provided, however, that in the event of any prepayment of principal pursuant to Section 1.4(c) below, (i) the Principal Repayment Schedule shall be revised to reflect such prepayment, with such prepayment being applied first, to principal amounts due on the later Repayment Date, and second, to principal amounts due on the earlier Repayment Date, and (ii) corresponding changes shall be made to the installments set forth on Schedule I to the Note.”
     C. Amendment to Section 1.4. Section 1.4(d) of the Note Agreement is hereby deleted in its entirety.
     D. Amendment to Section 1.6. Section 1.6 of the Note Agreement is hereby amended by deleting such section in its entirety and replacing the following therefor:
“1.6 Note. The Loan made by Century pursuant to this Agreement shall be evidenced by a Note, in the form attached hereto as Exhibit B, or several Notes, resulting from a Permitted Transfer, as described in Section 9.2 (the “Note” or “Notes”), and shall be payable to Century on the relevant Repayment Date or an Event of Default of the Loan. The Company hereby authorizes Century or the Registered Holder to indicate upon a schedule attached to the Note all payments of principal and interest thereon. Absent manifest error, such notations shall be presumptive as to the aggregate unpaid principal amount of the Loan, and interest due thereon, but any failure by Century or the Registered Holder to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Note.”
     E. Amendment to Exhibit B. Exhibit B of the Note Agreement is hereby deleted and replaced in its entirety by a new Exhibit B attached hereto.

1.2 Amendments to Article 2: Interpretation of Agreement; Definitions.
     A. Amendment to Section 2.1. Section 2.1 of the Note Agreement is hereby amended by amending the definition of “Maturity Date” by replacing “the date five (5) years from the Disbursement Date of the Loan” with “June 17, 2010.”
     B. Additions to Section 2.1. Section 2.1 of the Note Agreement is hereby amended by adding thereto the following definition: “Repayment Date” shall mean the dates set forth on the Principal Repayment Schedule attached hereto.
     C. Deletions to Section 2.1. Section 2.1 of the Note Agreement is hereby amended by deleting the definitions of “Conversion Price” and “Senior Indebtedness”.
     D. Amendment to Section 2.4. Section 2.4 of the Note Agreement is hereby amended by deleting such section in its entirety and replacing the following therefor:
“2.4 Legal Holidays. In any case where any Interest Payment Date or Stated Maturity of the Note shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Note) payment of interest or principal, as the case may be, shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or at the Stated Maturity.”
1.3 Amendments to Article 8: Subordination and Security Interest of Century.
A. Amendment to Article 8. Article 8 of the Note Agreement is hereby amended by deleting the following phrase:
“The Indebtedness evidenced by the Note is hereby expressly subordinated to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness.”
B. Deletions to Article 8. Sections 8.1, 8.2, 8.3 and 8.4 and 8.5 of the Note Agreement are hereby deleted in their entirety and the remaining Sections renumbered accordingly.
C. Amendment to Section 8.1. Section 8.1 of the Note Agreement is hereby amended by deleting such section in its entirety and replacing the following therefor:
“8.1 No Subordination to Future Debt. During the term of this Agreement and until the performance of all obligations to Century, the Company shall not incur or permit to exist any Indebtedness unless (i) approved by Century in its sole discretion in writing, or (ii) the holder’s right to repayment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against the Company following default have been made subordinate to the Liens of Century and the prior payment of the obligations to Century under the loan documents pursuant to a written subordination agreement satisfactory to Century, which agreement may provide that regularly scheduled payments of accrued interest on such subordinated Indebtedness may be paid by the Company and retained by the holder so long as no Event of Default has occurred.”
D. Amendment to Section 8.2. Section 8.2 of the Note Agreement is hereby amended by deleting such section in its entirety and replacing the following therefor:
“8.2 Security Interest. To secure the prompt payment of the Loan when amounts thereunder are due and payable, the Company hereby grants a continuing security interest to Century in all personal property and assets of the Company, including without limitation, all of the Company’s right, title and interest in and to all equipment, general intangibles, intellectual property, inventory, investment property, receivables, fixtures, deposit accounts and other goods and personal property, whether tangible or intangible, whether now owned or hereafter acquired and wherever located, all proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing (“Collateral”). Within ten (10) calendar days of the Effective Date, Company (a) will prepare and file all documents as directed by Century necessary for registering and perfecting Century’s continuing security interest, all such documents to be approved by Century in writing prior to any such filing by Company (the “Security Documents”), and (b) will bear all costs of preparing and filing the Security Documents with the appropriate governmental authorities.”
E. Amendment to Section 8.3. Section 8.3(b) of the Note Agreement is hereby amended by deleting the phrase “other than with respect to Senior Indebtedness,” at the beginning of such Section.
1.4 Amendments to Article 9; Conversion of Note.
     A. Amendment to Title of Article 9. The title of Article 9 of the Note Agreement is hereby amended by deleting the phrase “Conversion of” at the beginning of such title.
     B. Deletions to Article 9. Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.9 and 9.13 of the Note Agreement are hereby deleted in their entirety and the remaining Sections renumbered accordingly.
1.5 Amendment to Article 10: Registration Rights. Article 10 of the Note is hereby deleted in its entirety and Article 11 and each of its Sections is renumbered accordingly.
1.6 Amendment to Section 10.12. Section 10.12 of the Note Agreement is hereby amended by deleting such section in its entirety and replacing the following therefore:
“10.12 Term; Termination. Subject to Sections 10.4 and 10.11, this Agreement shall terminate upon full and final payment of all amounts owed by the Company to Century under the Note.”

2. CONDITIONS TO EFFECTIVENESS
Section 1 of this Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent:
A. The Company shall have delivered to Century two (2) originally executed copies of this Amendment;
B. The Company shall have delivered to Century two (2) originally executed copies of the First Amendment to Distribution Agreement of even date herewith; and
C. The Company shall have taken all corporate and other proceedings required to be taken in connection with the transactions contemplated hereby.
3. COMPANY’S REPRESENTATIONS AND WARRANTIES
In order to induce Century to enter into this Amendment and to amend the Note Agreement in the manner provided herein, the Company represents and warrants to Century that the following statements are true, correct and complete.
3.1 Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under, the Note Agreement as amended by this Amendment (for purposes of Section 3 and Section 4 of this Amendment, the “Amended Note Agreement”).
3.2 Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Note Agreement have been duly authorized by all necessary corporate action on the part of the Company.
3.3 No Conflict. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Note Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company, the Certificate of Incorporation or Bylaws of the Company or any order, judgment or decree of any court or other agency of government binding on the Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract to which the Company is a party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company (other than Liens created in favor of Century), or (iv) require any approval of stockholders or any approval or consent of any Person under any contract to which the Company is a party.
3.4 Governmental Consents. The execution and delivery by the Company of this Amendment and the performance by Company of the Amended Note Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the issuance of the Note under applicable federal and state securities laws, which filings and qualifications, if required, will be accomplished by the Company in a timely manner.

3.5 Binding Obligation. This Amendment has been duly executed and delivered by the Company and this Amendment and the Amended Note Agreement are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
4. MISCELLANEOUS
4.1 Reference to and Effect on the Note Agreement.
A. On and after the date hereof, each reference in the Note Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Note Agreement shall mean and be a reference to the Amended Note Agreement.
B. References in the Note Agreement to Sections of Articles 8, 9 and 10 shall be deemed to reflect such renumbering set forth in this Amendment.
C. Except as specifically amended by this Amendment, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed.
D. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Century under, the Note Agreement or the Note.
4.2 Fees and Expenses. The Company acknowledges that, in accordance with Section 9.3 of the Note Agreement, all costs, fees and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Century with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Company.
4.3 Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
4.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

CARDICA, INC.

By:	/s/	Bernard Hausen

Name: Title:		Bernard Hausen President and CEO

CENTURY:

CENTURY MEDICAL, INC.

By:	/s/	Toshio Konishi

Name: Title:		Toshio Konishi President & CEO

PRINCIPAL REPAYMENT SCHEDULE

Amount	Repayment Date

$1,000,000	Within five (5) Business Days of the execution of this Amendment No. 2 to Subordinated Convertible Note Agreement
$2,000,000	June 17, 2010 (the Maturity Date)

Exhibit B
Form of Note
CARDICA, INC.
AMENDED AND RESTATED NOTE

Redwood City, CA
US$3,000,000	March 30, 2007
          Cardica, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay to Century Medical, Inc., a Japanese corporation (“Century”), or its registered assigns (Century or its assigns being the “Registered Holder”), the principal sum of THREE MILLION DOLLARS (US$3,000,000.00) in installments on the principal repayment dates set forth on Schedule I hereto (each a “Principal Repayment Date”), and to pay interest (computed on the basis of the actual number of days elapsed and a year of 365 days) (i) on the unpaid principal balance from the date of this Note until June 17, 2008 at the rate of five percent (5%) per annum, or at the rate of six percent (6%) per annum from June 18, 2008, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, an “Interest Payment Date”) (commencing April 30, 2007) until such unpaid principal balance shall become due and payable (whether at the Principal Repayment Date or by declaration, acceleration or otherwise); and (ii) to the extent permitted by applicable law on each overdue payment of principal or any overdue payment of interest, at a rate per annum equal to twelve percent (12.0%) (computed on the basis of the actual number of days elapsed and a year of 365 days) payable quarterly as aforesaid.
          The interest and principal payments payable with respect to this Note, on any Interest Payment Date, on the Principal Repayment Date or by declaration, acceleration or otherwise, pursuant to the Note Agreement (as defined herein), shall be paid to Century in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such interest and principal payments shall be made to Century in accordance with the provisions of the Note Agreement.
          This Note is issued in replacement for that certain 5% convertible note due June 17, 2008 (the “Original Note”), issued by the Company in an aggregate principal amount of THREE MILLION DOLLARS ($3,000,000.00) pursuant to that certain Subordinated Convertible Note Agreement dated June 16, 2003, as amended by Amendment No. 1 to Subordinated Convertible Note Agreement dated August 6, 2003, and as further amended by that certain Amendment No. 2 to Convertible Subordinated Note Agreement of even date herewith (collectively, the “Note Agreement”). The indebtedness of the Company to Century evidenced by the Original Note is continuing indebtedness and nothing herein shall be deemed to constitute a payment, settlement or novation of the indebtedness evidenced by the Original Note or as a release or to otherwise adversely affect any rights of Century against the Company. All amounts outstanding under the Original Note shall be transferred to, and be deemed to be outstanding under, this Note. The Registered Holder of this Note is entitled to the benefits of the Note

Agreement, and may enforce the Note Agreement and exercise the remedies provided for thereby or otherwise available in respect thereof.
          This Note may be transferred or assigned by Century or the Registered Holder as provided in the Note Agreement, provided that the right to receive principal and/or interest payments on this Note may be assigned or transferred only in one of the following methods: (1) by surrender of this Note to the Company and (a) reissuance by the Company of this Note to the new Registered Holder or (b) issuance by the Company of a new note to the new Registered Holder; or (2) by notification to the Company of the transfer and a change by the Company in the Company’s books identifying the new owner of an interest in principal or interest on this Note. The Company shall at all times maintain a book entry system which shall reflect ownership of this Note and interests therein. In the event the first method of transfer is used, the Company shall also change its records to reflect such transfer or reissuance. The method of transfer, as detailed above, will be determined by mutual agreement of the Company and the Registered Holder.
          In the case of an Event of Default (as defined in the Note Agreement), the principal of this Note in certain circumstances may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Agreement, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.
          This Note is issued subject to the provisions of the Note Agreement with respect thereto. Each Registered Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.
          No reference herein to the Note Agreement and no provision of this Note or of the Note Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
          All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Note Agreement.
          This Note has been delivered to Century in Redwood City, California, and the Note and the Note Agreement are governed by and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California, excluding choice-of-law principles.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated as of March 30, 2007

CARDICA, INC.

By:

Its:

Attest:

By:

Its:

SCHEDULE I
PRINCIPAL REPAYMENT DATES

Amount	Repayment Date

$1,000,000	Within five (5) Business Days of the execution date of Amendment No. 2 to Convertible Subordinated Note Agreement dated March 30, 2007
$2,000,000	June 17, 2010 (Maturity Date)

B-4